EXHIBIT 17
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                      [AGRISTAR INC. letterhead]

                             AGRISTAR INC.
                          711 Liberty Street
                          Norfolk, VA  23224
                        Phone:  (757) 543-5880
                          Fax (757) 543-5088)

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                            April 19, 1999





Dear Board of Directors:


I hereby resign as an officer and director of Agristar, Inc., effective immediately upon the adjournment of the Board of Directors meeting on this date.


Sincerely,


/s/  Carol Novick
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Carol Novick